Exhibit 99.1
Quanterix Releases Financial Results for the Fourth Quarter of 2024
Delivers seventh consecutive quarter of double-digit revenue growth
BILLERICA, Mass. – March 17, 2025 - Quanterix Corporation (NASDAQ: QTRX), a company fueling scientific discovery through ultra-sensitive biomarker detection, today announced financial results for the fourth quarter ended December 31, 2024.

“During the fourth quarter, we delivered 11% revenue growth, our seventh straight quarter of double-digit growth, despite a capital constrained environment,” said Masoud Toloue, Chief Executive Officer of Quanterix. “Our ability to grow in a difficult environment is the result of investments in our business model, which focuses on key vertical markets and recurring revenues. We are expanding our approach to immunology and oncology, which will materially grow our addressable market, increase leverage and scale. Our announced acquisition of Akoya Biosciences is an important step forward in the execution of this strategy.”

On January 10, 2025, Quanterix announced a definitive merger agreement to acquire Akoya in an all-stock transaction. The proposed combination will create the first integrated solution for ultra-sensitive detection of blood- and tissue-based protein biomarkers, uniquely positioning the company to accelerate market development of new clinical tests. The transaction is expected to close in the second quarter of 2025, subject to certain closing conditions including approval by both companies’ shareholders.
Fourth Quarter Financial Highlights
•Revenue of $35.2 million, an increase of 11% compared to $31.5 million in the prior year.
•GAAP gross margin of 63.0%, as compared to 61.5% in the prior year. Adjusted gross margin (non-GAAP) of 57.7% as compared to 54.7% in the prior year.
•Net loss of $11.6 million, compared to a net loss of $8.8 million in the prior year.
•Net cash usage during the quarter was $4.4 million, compared to net cash usage of $6.4 million in the prior year. The Company ended 2024 with $291.7 million of cash, cash equivalents, marketable securities, and restricted cash.
Full Year 2024 Financial Highlights
•Revenue of $137.4 million, an increase of 12% compared to $122.4 million in the prior year.
•GAAP gross margin of 60.5%, as compared to 60.7% in the prior year. Adjusted gross margin (non-GAAP) of 54.6% as compared to 54.0% in the prior year.
•Net loss of $38.5 million, a decrease of $10.2 million compared to the prior year.
•Net cash usage during the year was $32.2 million, compared to net cash usage of $17.4 million in the prior year.
Operational and Business Highlights
•Announced the Company's plan to launch Simoa ONE, a new instrument, by the end of 2025. Simoa ONE is expected to enable up to a 10-fold increase in sensitivity over current Simoa instruments and to allow a substantial increase in plexing and specificity, while maintaining a simple and efficient workflow.

•Acquired EMISSION, a manufacturer of large-scale, highly-uniform dye-encapsulating magnetic beads designed for low and mid-plex assays and a mid-plex platform that reads its proprietary beads. The acquisition of EMISSION allows Quanterix to secure the supply of highly controlled beads for use in its next generation Simoa ONE platform. It also allows the Company to develop a new multi-plex segment targeting third-party OEM customers for these beads, which the Company has branded as Nova Beads, https://www.quanterix.com/nova-beads/.

•Launched 20 new assays in 2024, including fully automated Simoa® Cytokine 4-Plex Advantage PLUS Assays - combining Simoa® digital immunoassay technology and the Company’s innovative Advantage PLUS assay platform. Additionally, the Company launched the Simoa® PSD-95 Advantage PLUS Assay measuring postsynaptic density protein 95 (PSD-95), an essential component of synaptic signaling complexes, playing a pivotal role in synaptic plasticity and cognitive function.

•Received Breakthrough Designation from the FDA for LucentAD Complete, a multi-marker algorithmic test that combines five biomarkers (p-Tau 217, Aβ42, Aβ 40, NfL, and GFAP).

•Significant progress in building global infrastructure for Alzheimer’s disease testing through 12 new partnerships, including with Neurogen, Innovita, Neurocode, NSW Health Pathology, and IDOR – Lab Richet in the fourth quarter.
2025 Full Year Business Outlook
For 2025, on a standalone basis not giving effect to the planned acquisition of Akoya, the Company expects to report revenues in a range $140.0 million to $146.0 million, which represents growth of 2% to 6% over 2024. This estimate excludes revenue from Lucent Diagnostics testing. The Company expects gross margin to be in the range of 59 to 63%, and adjusted gross margin (non-GAAP) in the range of 53% to 57%. Finally, the Company anticipates 2025 cash usage (change in cash, cash equivalents, marketable securities, and restricted cash) to be approximately $55.0 million to $65.0 million, which includes $20.0 million of upfront payments for the EMISSION acquisition. The estimated cash usage excludes any expenses or payments related to the pending Akoya acquisition.

For additional information on the non-GAAP financial measures included in this press release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.
Conference Call
In conjunction with this announcement, the Company will host a conference call on March 17, 2025, at 4:30 PM E.T. The dial-in number for USA & Canada is Toll-Free (888) 594-4144 or (646) 968-2525 and the conference ID is 4306988.

Interested investors can also listen to the live webcast from the Event Details page in the Investors section of the Quanterix at https://ir.quanterix.com. An archived webcast replay will be available on the Company’s website for one year.

Financial Highlights
QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31, 2024
	2024	2023	2024	2023
Revenues:
Product revenue	$20,489	$20,821	$79,740	$79,670
Service and other revenue	11,922	10,230	51,244	40,089
Collaboration and license revenue	1,696	146	4,452	1,380
Grant revenue	1,055	352	1,985	1,229
Total revenues	35,162	31,549	137,421	122,368
Costs of goods sold and services:
Cost of product revenue	7,843	7,314	33,304	29,103
Cost of service and other revenue	5,149	4,829	21,013	19,041
Total costs of goods sold and services	12,992	12,143	54,317	48,144
Gross profit	22,170	19,406	83,104	74,224
Operating expenses:
Research and development	8,067	7,210	31,082	26,064
Selling, general and administrative	28,591	23,436	101,618	89,111
Other lease costs	279	1,016	3,020	3,712
Impairment and restructuring	—	1,361	—	1,328
Total operating expenses	36,937	33,023	135,720	120,215
Loss from operations	(14,767)	(13,617)	(52,616)	(45,991)
Interest income	3,491	4,319	14,655	15,839
Other income (expense), net	(357)	626	(136)	2,517
Loss before income taxes	(11,633)	(8,672)	(38,097)	(27,635)
Income tax expense	8	(141)	(434)	(719)
Net loss	$(11,625)	$(8,813)	$(38,531)	$(28,354)

Net loss per common share, basic and diluted	$(0.30)	$(0.23)	$(1.00)	$(0.75)

Weighted-average common shares outstanding, basic and diluted	38,551	37,594	38,367	37,594

QUANTERIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share data)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$56,709	$174,422
Marketable securities	232,413	146,902
Accounts receivable, net of allowance for expected credit losses	32,141	25,414
Inventory	32,775	26,123
Prepaid expenses and other current assets	9,556	9,234
Total current assets	363,594	382,095
Restricted cash	2,610	2,604
Property and equipment, net	17,150	17,926
Intangible assets, net	4,031	6,034
Operating lease right-of-use assets	16,339	18,251
Other non-current assets	2,809	1,657
Total assets	$406,533	$428,567
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,953	$5,048
Accrued compensation and benefits	12,620	14,170
Accrued expenses and other current liabilities	8,851	6,055
Deferred revenue	8,827	9,468
Operating lease liabilities	4,756	4,241
Total current liabilities	42,007	38,982
Deferred revenue, net of current portion	1,073	1,227
Operating lease liabilities, net of current portion	32,615	37,223
Other non-current liabilities	800	1,177
Total liabilities	76,495	78,609
Total stockholders’ equity	330,038	349,958
Total liabilities and stockholders’ equity	$406,533	$428,567

QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(38,531)	$(28,354)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	6,463	6,275
Credit losses (gains) on accounts receivable	588	336
Accretion of marketable securities	(6,833)	(1,964)
Operating lease right-of-use asset amortization	1,893	2,015
Stock-based compensation expense	19,987	16,823
Impairment	—	1,361
Other operating activity	55	(150)
Changes in assets and liabilities:
Accounts receivable	(7,704)	(6,695)
Inventory	(6,679)	(8,944)
Prepaid expenses and other current assets	(443)	(2,371)
Other non-current assets	(1,215)	(717)
Accounts payable	723	1,189
Accrued compensation and benefits, accrued expenses, and other current liabilities	1,398	4,410
Deferred revenue	(794)	635
Operating lease liabilities	(4,075)	(2,645)
Other non-current liabilities	3	(53)
Net cash used in operating activities	(35,164)	(18,849)
Cash flows from investing activities:
Purchases of marketable debt securities	(295,606)	(175,613)
Proceeds from maturities of marketable securities	216,709	31,000
Purchases of property and equipment	(3,368)	(3,841)
Net cash used in investing activities	(82,265)	(148,454)
Cash flows from financing activities:
Proceeds from common stock issued under stock plans	3,066	2,889
Payments for employee taxes withheld on stock-based compensation awards	(2,610)	(198)
Net cash provided by financing activities	456	2,691
Net decrease in cash, cash equivalents, and restricted cash	(116,973)	(164,612)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(734)	301
Cash, cash equivalents, and restricted cash at beginning of period	177,026	341,337
Cash, cash equivalents, and restricted cash at end of period	$59,319	$177,026

Use of Non-GAAP Financial Measures
To supplement our financial statements presented on a U.S. GAAP basis, we present the following non-GAAP financial measures:
•Adjusted EBITDA and adjusted EBITDA margin: We define adjusted EBITDA as net income (loss) adjusted to exclude interest income, income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, acquisition related costs, impairment and restructuring, and certain other items which include other charges or benefits resulting from transactions or events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations (such as, for example, the costs we incurred in 2024 in connection with the restatement of our previously issued financial statements). These items are discussed in more detail below the tables reconciling the GAAP to non-GAAP measures. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total revenues.
•Adjusted gross profit, adjusted gross margin, adjusted total operating expenses, and adjusted loss from operations: We calculate these non-GAAP financial measures by including shipping and handling costs for product sales within cost of product revenue instead of within selling, general and administrative expenses. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.
We believe that presentation of these non-GAAP financial measures provides supplemental information useful to investors in understanding our underlying operating results and trends. We use these non-GAAP financial measures to evaluate our operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in our business and our competitors. We believe that presentation of these non-GAAP financial measures provides useful information to investors in assessing our operating performance within our industry and to allow comparability with the presentation of other companies in our industry, such as the inclusion of shipping and handling costs in cost of goods sold for products.
The non-GAAP financial measures presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with U.S. GAAP. For example, adjusted EBITDA excludes a number of expense items that are included in net loss. As a result, positive adjusted EBITDA may be achieved even where we record a significant net loss in accordance with U.S. GAAP.
Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures set forth in the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” in the section below.
Additionally, we make certain forward-looking statements about our future financial performance that include non-GAAP financial measures, which are difficult to predict for future periods because the nature of the adjustments pertains to events that have not yet occurred. We do not forecast many of the excluded items for internal use and therefore information reconciling forward-looking non-GAAP financial measures to U.S. GAAP financial measures is not available without unreasonable effort and is not provided. The occurrence, timing, and amount of any of the items excluded from U.S. GAAP to calculate non-GAAP financial measures could significantly impact our U.S. GAAP results.

Reconciliation of GAAP to Non-GAAP Financial Measures
QUANTERIX CORPORATION
Reconciliation of Net Loss to Adjusted EBITDA (non-GAAP) and Adjusted EBITDA Margin (non-GAAP)
(Unaudited, amounts in thousands except percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net loss	$(11,628)	$(8,813)	$(38,531)	$(28,354)
Interest income	(3,490)	(4,319)	(14,655)	(15,839)
Income tax expense	(8)	141	434	719
Depreciation and amortization expense	1,723	1,432	6,463	6,275
Stock-based compensation expense	4,837	4,326	19,987	16,823
Acquisition related costs (1)	1,612	—	1,612	—
Impairment and restructuring	—	1,328	—	1,328
Restatement costs (2)	1,067	—	1,067	—
Adjusted EBITDA (non-GAAP)	$(5,886)	$(5,905)	$(23,622)	$(19,048)

Total revenues	$35,161	$31,549	137,421	122,368
Adjusted EBITDA margin (non-GAAP) (adjusted EBITDA as a % of revenue)	(16.7)%	(18.7)%	(17.2)%	(15.6)%
(1)Represents transaction costs directly related to mergers and acquisitions including professional and consulting fees supporting due diligence, legal, and accounting activities associated with acquisitions.
(2)Costs associated with the restatement of previously issued financial statements, which was completed at the end of 2024.

QUANTERIX CORPORATION
Reconciliation of Gross Profit, Gross Margin, Total Operating Expenses and Loss from Operations to
Non-GAAP Financial Measures
(Unaudited, amounts in thousands except percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Gross profit	$22,169	$19,406	$83,104	$74,224
Shipping and handling costs	(1,885)	(2,142)	(8,113)	(8,146)
Adjusted gross profit (non-GAAP)	$20,284	$17,264	$74,991	$66,078

Total revenues	$35,161	$31,549	$137,421	$122,368
Gross margin (gross profit as % of total revenues)	63.0%	61.5%	60.5%	60.7%
Adjusted gross margin (non-GAAP) (adjusted gross profit as % of total revenues)	57.7%	54.7%	54.6%	54.0%

Total operating expenses	$36,938	$33,023	$135,720	$120,215
Shipping and handling costs	(1,885)	(2,142)	(8,113)	(8,146)
Adjusted total operating expenses (non-GAAP)	$35,053	$30,881	$127,607	$112,069

Loss from operations	$(14,769)	$(13,617)	$(52,616)	$(45,991)
Adjusted loss from operations (non-GAAP)	$(14,769)	$(13,617)	$(52,616)	$(45,991)
About Quanterix
From discovery to diagnostics, Quanterix’s ultra-sensitive biomarker detection is driving breakthroughs only made possible through its unparalleled sensitivity and flexibility. The Company’s Simoa technology has delivered the gold standard for earlier biomarker detection in blood, serum or plasma, with the ability to quantify proteins that are far lower than the Level of Quantification of conventional analog methods. Its industry-leading precision instruments, digital immunoassay technology and CLIA-certified Accelerator laboratory have supported research that advances disease understanding and management in neurology, oncology, immunology, cardiology and infectious disease. Quanterix has been a trusted partner of the scientific community for nearly two decades, powering research published in more than 3,200 peer-reviewed journals. Find additional information about the Billerica, Massachusetts-based company at https://www.quanterix.com or follow us on Twitter and LinkedIn.

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed acquisition of Akoya Biosciences, Inc. (“Akoya”) by Quanterix (the “Merger”), Quanterix filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, dated February 13, 2025 (the “Registration Statement”), which contains a preliminary joint proxy statement of Quanterix and Akoya and a preliminary prospectus of Quanterix (the “Joint Proxy Statement/Prospectus”), and each of Quanterix and Akoya may file with the SEC other relevant documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY QUANTERIX AND AKOYA, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT QUANTERIX, AKOYA AND THE PROPOSED TRANSACTION. A definitive copy of the Joint Proxy Statement/Prospectus will be mailed to Quanterix and Akoya stockholders when that document is final. Investors and security holders will be able to obtain the Registration Statement and the Joint Proxy Statement/Prospectus, as well as other filings containing information about Quanterix and Akoya, free of charge from Quanterix or Akoya or from the SEC’s website when they are filed. The documents filed by Quanterix with the SEC may be obtained free of charge at Quanterix’s website, at www.quanterix.com, or by requesting them by mail at Quanterix Investor Relations, 900 Middlesex Turnpike, Billerica, MA 01821. The documents filed by Akoya with the SEC may be obtained free of charge at

Akoya’s website, at www.akoyabio.com, or by requesting them by mail at Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA 01752 ATTN: Chief Legal Officer.

PARTICIPANTS IN THE SOLICITATION

Quanterix and Akoya and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Quanterix or Akoya in respect of the proposed transaction. Information about Quanterix’s directors and executive officers is available in the Joint Proxy Statement/Prospectus, and other documents filed by Quanterix with the SEC. Information about Akoya’s directors and executive officers is available in the Joint Proxy Statement/Prospectus and Akoya’s proxy statement dated April 23, 2024, for its 2024 Annual Meeting of Stockholders, and other documents filed by Akoya with the SEC. Other information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the definitive Joint Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Quanterix or Akoya as indicated above.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the Merger, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this press release which are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements about Quanterix’s future business outlook, operations, strategy and financial performance, including statements under the header “2025 Full Year Business Outlook,” and statements about the Merger. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks and uncertainties include, among others, the following possibilities with respect to Quanterix’s future business, operations, strategy and financial performance: risks associated with the anticipated timing for launch of, and features of, Quanterix’s next-generation instrument, Simoa ONE; risks that Quanterix may fail to realize the anticipated benefits and synergies of its recent acquisition of Emission, Inc.; that Quanterix’s estimates regarding expenses, future revenues, capital requirements, and needs for additional financing could be incorrect; risks related to the restatement of Quanterix’s consolidated financial statements, including risks of increased costs and the increased possibility of legal proceedings and regulatory inquiries, sanctions, or investigation; risks related to Quanterix’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures, including its ability to remediate existing material weaknesses in its internal control over financial reporting and the timing of any such remediation; Quanterix’s ability to realize the intended benefits of its assay redevelopment program; and Quanterix’s ability to retain and expand its customer base and achieve sufficient market acceptance of its products. Such risks and uncertainties include, among others, the following possibilities with respect to the Merger: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Quanterix and Akoya; the outcome of any legal proceedings that may be instituted against Quanterix or Akoya; the failure to obtain necessary stockholder approvals or to satisfy any of the other conditions to the Merger on a timely basis or at all; the possibility that the anticipated benefits and synergies of the Merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Quanterix and Akoya do business; the possibility that the Merger may be more expensive to complete than anticipated; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger; changes in Quanterix’s share price before the closing of the Merger; risks relating to the potential dilutive effect of shares of Quanterix common stock to be issued in the Merger; and other factors that may affect future results of Quanterix, Akoya and the combined company. Additional factors that could cause results to differ materially from those described above can be found in the Joint Proxy Statement/Prospectus, and in periodic reports filed by Quanterix and Akoya with the SEC, including the “Risk Factors” sections contained therein, which are available on the SEC’s website at www.sec.gov.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein. If one or more events related to these or other risks or uncertainties materialize, or if Quanterix’s or Akoya’s underlying assumptions prove to be incorrect, actual results may differ materially from what Quanterix and Akoya anticipate. Quanterix and Akoya caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and are based on information available at that time. Neither Quanterix nor Akoya assumes any obligation to update or otherwise revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.

Contacts
Media Contact:
Marissa Klaassen
(978) 488-1854
media@quanterix.com

Investor Relations Contact:
Joshua Young
(508) 846-3327
ir@quanterix.com